John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com

Chi Hea Cho
Salesforce
Public Relations
415-281-5304
chcho@salesforce.com

Salesforce Announces Fiscal 2016 Third Quarter Results
Initiates FY17 Revenue Guidance of $8.0 Billion to $8.1 Billion

•	Quarterly Revenue of $1.71 Billion, up 24% Year-Over-Year, 27% in Constant Currency

•	Deferred Revenue of $2.85 Billion, up 28% Year-Over-Year, 30% in Constant Currency

•	Unbilled Deferred Revenue of Approximately $6.7 Billion, up 24% Year-Over-Year

•	Initiates Fourth Quarter Revenue Guidance of $1.782 Billion to $1.792 Billion

•	Raises FY16 Revenue Guidance to $6.64 Billion to $6.65 Billion

SAN FRANCISCO, Calif. - Nov. 18, 2015 - Salesforce (NYSE: CRM), the Customer Success Platform and world’s #1 CRM company, today announced results for its fiscal third quarter ended October 31, 2015.

“Salesforce delivered yet another exceptional quarter with 27% constant currency growth in revenue and 30% constant currency growth in deferred revenue,” said Marc Benioff, Chairman and CEO, Salesforce. “I’m delighted to announce that we expect to deliver our first $8 billion year during our fiscal year 2017, which puts us well on the path to reach $10 billion faster than any other enterprise software company.”

“In Q3, we delivered strong top and bottom line growth, expanding non-GAAP operating margin by 221 basis points, which is our sixth consecutive quarter of year-over-year improvement,” said Mark Hawkins, CFO, Salesforce. “For the full fiscal year 2016, we expect to deliver $6.65 billion in revenue at the high end of our range and we are increasing our non-GAAP EPS guidance to 75 cents at the high end of our range.”

Salesforce delivered the following results for its fiscal third quarter 2016:

Revenue: Total revenue was $1.71 billion, an increase of 24% year-over-year, and 27% in constant currency. Subscription and support revenues were $1.60 billion, an increase of 24% year-over-year. Professional services and other revenues were $116 million, an increase of 22% year-over-year.

Earnings per Share: GAAP loss per share was ($0.04), and non-GAAP diluted earnings per share was $0.21.

Cash: Cash generated from operations for the third quarter was $118 million, a decrease of 4% year-over-year. Cash generated from operations for the nine months year-to-date was $1.15 billion, an increase of 37% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $2.30 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of October 31, 2015 was $2.85 billion, an increase of 28% year-over-year, and 30% in constant currency. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the quarter at approximately $6.7 billion, up 24% year-over-year.

As of November 18, 2015, the company is initiating revenue, earnings per share, and deferred revenue guidance for its fourth quarter of fiscal year 2016. In addition, the company is raising its full fiscal year 2016 revenue and earnings per share guidance previously provided on August 20, 2015. The company is also initiating revenue guidance for its fiscal year 2017.

Q4 FY16 Guidance: Revenue is projected to be approximately $1.782 billion to $1.792 billion, an increase of 23% to 24% year-over-year.

GAAP loss per share is expected to be in the range of ($0.09) to ($0.08), while diluted non-GAAP earnings per share is expected to be in the range of $0.18 to $0.19.

On balance sheet deferred revenue growth is projected to be approximately 23% to 24% year-over-year.

Full Year FY16 Guidance: Revenue is projected to be approximately $6.64 billion to $6.65 billion, an increase of 24% year-over-year.

GAAP loss per share is expected to be in the range of ($0.12) to ($0.11), while diluted non-GAAP earnings per share is expected to be in the range of $0.74 to $0.75.

Operating cash flow growth is projected to be approximately 24% to 25% year-over-year.

Full Year FY17 Guidance: Revenue for the company’s full fiscal year 2017 is projected to be approximately $8.0 billion to $8.1 billion, an increase of 20% to 22% year-over-year. The company will provide its expectations for FY17 GAAP EPS, non-GAAP EPS, and operating cash flow when it announces its fourth quarter and full fiscal year 2016 results in February 2016.

The following is a per share reconciliation of GAAP earnings per share to diluted non-GAAP earnings per share guidance for the next quarter and full fiscal year:

Fiscal 2016	
	Q4	FY2016
GAAP EPS range*	($0.09) - ($0.08)	($0.12) - ($0.11)
Plus		
Amortization of purchased intangibles	$ 0.06	$ 0.23
Amortization of acquired leases	$ -	$ 0.01
Stock-based expense	$ 0.24	$ 0.89
Amortization of debt discount, net	$ 0.01	$ 0.04
Less		
Gain on sale of land and building improvements	$ -	$ (0.03)
Lease termination resulting from purchase of office building	$ -	$ (0.05)
Income tax effects and adjustments**	$ (0.04)	$ (0.23)
Non-GAAP diluted EPS	$0.18 - $0.19	$0.74 - $0.75
Shares used in computing basic net income per share (millions)	669	661
Shares used in computing diluted net income per share (millions)	683	674

* For Q4 & FY16 GAAP EPS loss, basic number of shares used for calculation, and expected tax rates of (610%) and 220%, respectively.

** The Company's non-GAAP tax provision uses a long-term projected tax rate of 35.5%.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call

Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 66984466.  A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) Dec. 17, 2015.

About Salesforce
Salesforce, the Customer Success Platform and world's #1 CRM company, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income (loss), earnings per share, operating cash flow growth, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of acquired leases and debt discount, non-cash interest expense and gains/losses on the conversions of debt, gains/losses on the sales of land and building improvements, termination of operating lease, shares outstanding, and changes in deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and revolving credit facility; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2015 salesforce.com, inc.  All rights reserved.  Salesforce, Sales Cloud, Service Cloud, Marketing Cloud, AppExchange, Salesforce1, and others are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

###

salesforce.com, inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Revenues:
Subscription and support	$1,596,333	$1,288,513	$4,522,939	$3,668,406
Professional services and other	115,634	95,142	334,879	260,572
Total revenues	1,711,967	1,383,655	4,857,818	3,928,978
Cost of revenues (1)(2):
Subscription and support	303,045	238,746	870,023	666,611
Professional services and other	120,638	94,465	340,846	266,736
Total cost of revenues	423,683	333,211	1,210,869	933,347
Gross profit	1,288,284	1,050,444	3,646,949	2,995,631
Operating expenses (1)(2):
Research and development	239,212	195,460	695,440	586,927
Marketing and sales	818,820	709,643	2,349,449	2,020,956
General and administrative	186,818	167,383	544,314	498,565
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	(36,617)	0
Total operating expenses	1,244,850	1,072,486	3,552,586	3,106,448
Income (loss) from operations	43,434	(22,042)	94,363	(110,817)
Investment income	3,507	2,622	11,351	7,055
Interest expense	(18,249)	(17,682)	(53,020)	(56,355)
Other expense (1)(3)	(7,093)	(372)	(6,064)	(15,095)
Gain on sales of land and building improvements	21,792	15,625	21,792	15,625
Income (loss) before provisions for income taxes	43,391	(21,849)	68,422	(159,587)
Provisions for income taxes	(68,548)	(17,075)	(90,339)	(37,336)
Net loss	$(25,157)	$(38,924)	$(21,917)	$(196,923)
Basic net loss per share	$(0.04)	$(0.06)	$(0.03)	$(0.32)
Diluted net loss per share	$(0.04)	$(0.06)	$(0.03)	$(0.32)
Shares used in computing basic net loss per share	664,131	629,548	659,160	619,748
Shares used in computing diluted net loss per share	664,131	629,548	659,160	619,748

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Cost of revenues	$20,296	$20,351	$60,825	$70,294
Marketing and sales	18,966	15,095	57,995	44,708
Other non-operating expense	761	0	2,877	0

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Cost of revenues	$17,516	$14,118	$49,237	$38,905
Research and development	31,534	26,868	96,508	87,264
Marketing and sales	69,561	72,892	211,819	210,510
General and administrative	25,706	25,582	77,092	76,284
(3) Amount includes approximately $10.2 million loss on conversions of our convertible 0.75% senior notes due January 2015 recognized during the nine months ended October 31, 2014.

salesforce.com, inc.
Condensed Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Revenues:
Subscription and support	93%	93%	93%	93%
Professional services and other	7	7	7	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	18	17	18	17
Professional services and other	7	7	7	7
Total cost of revenues	25	24	25	24
Gross profit	75	76	75	76
Operating expenses (1)(2):
Research and development	14	14	14	15
Marketing and sales	48	52	49	51
General and administrative	11	12	11	13
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	(1)	0
Total operating expenses	73	78	73	79
Income (loss) from operations	2	(2)	2	(3)
Investment income	0	0	0	0
Interest expense	(1)	(1)	(1)	(1)
Other expense (1)	0	0	0	0
Gain on sales of land and building improvements	2	1	1	0
Income (loss) before provisions for income taxes	3	(2)	2	(4)
Provisions for income taxes	(4)	(1)	(2)	(1)
Net loss	(1)%	(3)%	0%	(5)%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Cost of revenues	1%	1%	1%	2%
Marketing and sales	1	1	1	1
Other non-operating expense	0	0	0	0

(2)	Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Cost of revenues	1%	1%	1%	1%
Research and development	2	2	2	2
Marketing and sales	4	5	4	5
General and administrative	1	2	2	2

salesforce.com, inc.
Condensed Consolidated Balance Sheets
(in thousands)

	October 31, 2015	January 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,223,318	$908,117
Short-term marketable securities	134,687	87,312
Accounts receivable, net	1,060,726	1,905,506
Deferred commissions	208,133	225,386
Prepaid expenses and other current assets	311,909	280,554
Land and building improvements held for sale	0	143,197
Total current assets	2,938,773	3,550,072
Marketable securities, noncurrent	943,301	894,855
Property and equipment, net	1,742,142	1,125,866
Deferred commissions, noncurrent	148,147	162,796
Capitalized software, net	397,013	433,398
Goodwill	3,849,054	3,782,660
Strategic investments	496,809	175,774
Other assets, net	396,727	452,546
Restricted cash	0	115,015
Total assets	$10,911,966	$10,692,982
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$1,149,693	$1,103,335
Deferred revenue	2,827,285	3,286,768
Total current liabilities	3,976,978	4,390,103
Convertible 0.25% senior notes, net	1,088,910	1,070,692
Loan assumed on 50 Fremont	198,851	0
Revolving credit facility	0	300,000
Deferred revenue, noncurrent	19,225	34,681
Other noncurrent liabilities	878,048	922,323
Total liabilities	6,162,012	6,717,799
Stockholders’ equity:
Common stock	664	651
Additional paid-in capital	5,410,377	4,604,485
Accumulated other comprehensive loss	(33,325)	(24,108)
Accumulated deficit	(627,762)	(605,845)
Total stockholders’ equity	4,749,954	3,975,183
Total liabilities and stockholders’ equity	$10,911,966	$10,692,982

salesforce.com, inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Operating activities:
Net loss	$(25,157)	$(38,924)	$(21,917)	$(196,923)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	134,236	111,954	393,838	330,358
Amortization of debt discount and transaction costs	7,138	9,420	20,290	31,160
Gain on sales of land and building improvements	(21,792)	(15,625)	(21,792)	(15,625)
50 Fremont lease termination, net	0	0	(36,617)	0
Loss on conversions of convertible senior notes	0	1,340	0	10,230
Abandonment of leasehold improvement	7,086	0	7,086	0
Amortization of deferred commissions	78,934	65,371	232,768	186,526
Expenses related to employee stock plans	144,317	139,460	434,656	412,963
Excess tax benefits from employee stock plans	(44,607)	(1,221)	(48,698)	(3,447)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	15,262	39,792	853,014	566,306
Deferred commissions	(80,030)	(64,280)	(200,867)	(171,022)
Prepaid expenses and other current assets and other assets	33,841	6,588	4,495	34,501
Accounts payable, accrued expenses and other liabilities	57,577	(1,933)	12,276	(44,894)
Deferred revenue	(188,898)	(129,431)	(475,357)	(298,642)
Net cash provided by operating activities	117,907	122,511	1,153,175	841,491
Investing activities:
Business combinations, net of cash acquired	(27,759)	38,071	(58,680)	38,071
Proceeds from land and building improvements held for sale	127,066	192,240	127,066	223,240
Purchase of 50 Fremont land and building	0	0	(425,376)	0
Deposit for purchase of 50 Fremont land and building	0	(114,935)	115,015	(114,935)
Non-refundable amounts received for sale of land available for sale	0	0	6,284	0
Strategic investments	(30,330)	(12,852)	(325,226)	(47,905)
Purchases of marketable securities	(200,001)	(154,560)	(543,422)	(690,024)
Sales of marketable securities	91,153	46,908	414,259	197,293
Maturities of marketable securities	7,166	22,288	23,445	46,248
Capital expenditures	(80,041)	(73,426)	(216,011)	(205,100)
Net cash used in investing activities	(112,746)	(56,266)	(882,646)	(553,112)
Financing activities:
Proceeds from revolving credit facility, net	0	297,325	0	297,325
Proceeds from employee stock plans	98,016	91,337	367,830	226,561
Excess tax benefits from employee stock plans	44,607	1,221	48,698	3,447
Payments on convertible senior notes	0	(89,645)	0	(387,229)
Principal payments on capital lease obligations	(10,945)	(10,345)	(68,844)	(61,280)
Payments on revolving credit facility and term loan	0	(270,000)	(300,000)	(285,000)
Net cash provided by (used in) financing activities	131,678	19,893	47,684	(206,176)
Effect of exchange rate changes	(2,872)	(14,538)	(3,012)	(17,513)
Net increase in cash and cash equivalents	133,967	71,600	315,201	64,690
Cash and cash equivalents, beginning of period	1,089,351	774,725	908,117	781,635
Cash and cash equivalents, end of period	$1,223,318	$846,325	$1,223,318	$846,325

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Oct 31, 2015	Jul 31, 2015	Apr 30, 2015	Jan 31, 2015	Oct 31, 2014	Jul 31, 2014
Full Time Equivalent Headcount	18,726	17,622	16,852	16,227	15,458	15,145
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$2,301,306	$2,066,963	$1,922,476	$1,890,284	$1,827,277	$1,671,758
Strategic investments	$496,809	$477,886	$318,716	$175,774	$132,150	$120,289
Deferred revenue, current and noncurrent	$2,846,510	$3,034,991	$3,056,820	$3,321,449	$2,223,977	$2,352,904
Unbilled deferred revenue, a non-GAAP measure (1)	$6,700,000	$6,200,000	$6,000,000	$5,700,000	$5,400,000	$5,000,000
Principal due on our outstanding debt obligations	$1,350,000	$1,350,000	$1,350,000	$1,450,000	$1,631,635	$1,691,280
Excess tax provisions (benefits) from employee stock plans (2)	$(44,607)	$133	$(4,224)	$(4,283)	$(1,221)	$6,815
(1) Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.
(2) Excess tax provisions (benefits) from employee stock plans relate to the exercising and vesting of stock-based awards. The amounts above are included as adjustments on the Company's Condensed Consolidated Statements of Cash Flows to reconcile net loss to net cash provided by operating activities for the three months ended as indicated.

Selected Balance Sheet Accounts (in thousands):

	October 31, 2015	July 31, 2015	January 31, 2015
Prepaid Expenses and Other Current Assets
Deferred income taxes, net	$42,605	$45,032	$35,528
Prepaid income taxes	23,167	20,763	21,514
Customer contract asset (3)	3,572	6,172	16,620
Other taxes receivable	32,187	28,625	27,540
Prepaid expenses and other current assets	210,378	229,699	179,352
	$311,909	$330,291	$280,554
Property and Equipment, net
Land	$183,888	$183,888	$0
Buildings	614,349	581,036	125,289
Computers, equipment and software	1,259,210	1,231,106	1,171,762
Furniture and fixtures	77,606	77,240	71,881
Leasehold improvements	450,565	419,040	376,761
	2,585,618	2,492,310	1,745,693
Less accumulated depreciation and amortization	(843,476)	(767,126)	(619,827)
	$1,742,142	$1,725,184	$1,125,866
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$114,058	$109,022	$96,617
Acquired developed technology, net of accumulated amortization	282,955	305,013	336,781
	$397,013	$414,035	$433,398
Other Assets, net
Deferred income taxes, noncurrent, net	$7,236	$8,576	$9,275
Long-term deposits	20,126	18,627	19,715
Purchased intangible assets, net of accumulated amortization	277,898	296,861	329,971
Acquired intellectual property, net of accumulated amortization	12,167	13,868	15,879
Customer contract asset (3)	115	136	1,447
Other	79,185	77,364	76,259
	$396,727	$415,432	$452,546

(3)
Customer contract asset reflects future billings of amounts that are contractually committed by ExactTarget’s existing customers as of the acquisition date in July 2013 that will be billed in the next 12 months. As the Company bills these customers this balance will reduce and accounts receivable will increase.

	October 31, 2015	July 31, 2015	January 31, 2015
Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$88,755	$99,286	$95,537
Accrued compensation	415,958	345,833	457,102
Accrued other liabilities	424,004	462,573	321,032
Accrued income and other taxes payable	154,020	131,475	184,844
Accrued professional costs	31,234	28,781	16,889
Customer liability, current (4)	10,315	9,645	13,084
Accrued rent	13,477	12,933	14,847
Financing obligation, building in progress-leased facility, current	11,930	7,528	0
	$1,149,693	$1,098,054	$1,103,335
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$113,801	$111,294	$94,396
Customer liability, noncurrent (4)	81	97	1,026
Financing obligation, building in progress - leased facility	194,350	157,562	125,289
Long-term lease liabilities and other	569,816	574,564	701,612
	$878,048	$843,517	$922,323

(4)
Customer liability reflects the legal obligation to provide future services that were contractually committed by ExactTarget’s existing customers but unbilled as of July 2013. As these services are invoiced, this balance will decrease and deferred revenue will increase.

Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Sales Cloud	$688.7	$625.0	$1,990.1	$1,811.7
Service Cloud	469.5	339.6	1,322.4	953.1
App Cloud (5) and Other	269.1	192.4	740.4	538.7
Marketing Cloud	169.0	131.5	470.1	364.9
	$1,596.3	$1,288.5	$4,523.0	$3,668.4

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Total revenues by geography (in thousands):
Americas	$1,258,148	$995,331	$3,575,441	$2,812,654
Europe	302,704	252,982	848,413	730,324
Asia Pacific	151,115	135,342	433,964	386,000
	$1,711,967	$1,383,655	$4,857,818	$3,928,978
As a percentage of total revenues:
Total revenues by geography:
Americas	73%	72%	74%	72%
Europe	18	18	17	18
Asia Pacific	9	10	9	10
	100%	100%	100%	100%

(5) Formerly Salesforce1 Platform

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended October 31, 2015 compared to Three Months Ended October 31, 2014	Three Months Ended July 31, 2015 compared to Three Months Ended July 31, 2014	Three Months Ended October 31, 2014 compared to Three Months Ended October 31, 2013
Americas	27%	28%	29%
Europe	28%	29%	34%
Asia Pacific	25%	25%	25%
Total growth	27%	28%	30%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	October 31, 2015 compared to October 31, 2014	July 31, 2015 compared to July 31, 2014	January 31, 2015 compared to January 31, 2014
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	30%	33%	35%

We present constant currency information for deferred revenue, current and noncurrent to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information above, we convert the deferred revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as on the most recent balance sheet date.

Supplemental Diluted Share Count Information
(share data in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Weighted-average shares outstanding for GAAP basic earnings per share	664,131	629,548	659,160	619,748
Effect of dilutive securities (1):
Convertible senior notes (2)	1,437	5,333	964	7,175
Warrants associated with the convertible senior note hedges (2)	0	12,857	0	12,714
Employee stock awards	12,162	10,800	12,212	12,639
Adjusted weighted-average shares outstanding and assumed conversions for Non-GAAP diluted earnings per share	677,730	658,538	672,336	652,276

(1)
The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months ended October 31, 2015 and 2014 and the nine months ended October 31, 2015 and 2014 because the effect would have been anti-dilutive.

(2)
Upon maturity in fiscal 2015, the convertible 0.75% senior notes and associated warrants were settled. The 0.25% senior notes were not convertible, however there is a dilutive effect for shares outstanding for the three and nine months ended October 31, 2015 and 2014.

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Operating cash flow
GAAP net cash provided by operating activities	$117,907	$122,511	$1,153,175	$841,491
Less:
Capital expenditures	(80,041)	(73,426)	(216,011)	(205,100)
Free cash flow	$37,866	$49,085	$937,164	$636,391
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building in progress - leased facilities.
Comprehensive Loss
(in thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Net loss	$(25,157)	$(38,924)	$(21,917)	$(196,923)
Other comprehensive loss, before tax and net of reclassification adjustments:
Foreign currency translation and other (losses)	(1,173)	(13,692)	(8,419)	(15,876)
Unrealized gains (loss) on investments	(2,873)	1,278	337	(3,055)
Other comprehensive loss, before tax	(4,046)	(12,414)	(8,082)	(18,931)
Tax effect	(1,135)	0	(1,135)	0
Other comprehensive loss, net of tax	(5,181)	(12,414)	(9,217)	(18,931)
Comprehensive loss	$(30,338)	$(51,338)	$(31,134)	$(215,854)

salesforce.com, inc.
GAAP RESULTS RECONCILED TO NON-GAAP RESULTS
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Gross profit
GAAP gross profit	$1,288,284	$1,050,444	$3,646,949	$2,995,631
Plus:
Amortization of purchased intangibles (a)	20,296	20,351	60,825	70,294
Stock-based expense (b)	17,516	14,118	49,237	38,905
Non-GAAP gross profit	$1,326,096	$1,084,913	$3,757,011	$3,104,830
Operating expenses
GAAP operating expenses	$1,244,850	$1,072,486	$3,552,586	$3,106,448
Less:
Amortization of purchased intangibles (a)	(18,966)	(15,095)	(57,995)	(44,708)
Stock-based expense (b)	(126,801)	(125,342)	(385,419)	(374,058)
Plus:
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	36,617	0
Non-GAAP operating expenses	$1,099,083	$932,049	$3,145,789	$2,687,682
Income from operations
GAAP income (loss) from operations	$43,434	$(22,042)	$94,363	$(110,817)
Plus:
Amortization of purchased intangibles (a)	39,262	35,446	118,820	115,002
Stock-based expense (b)	144,317	139,460	434,656	412,963
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	(36,617)	0
Non-GAAP income from operations	$227,013	$152,864	$611,222	$417,148
Non-operating loss (c)
GAAP non-operating income (loss)	$(43)	$193	$(25,941)	$(48,770)
Plus:
Amortization of debt discount, net	6,148	8,638	18,317	28,838
Amortization of acquired lease intangible	761	0	2,877	0
Loss on conversion of debt	0	1,339	0	10,229
Less:
Gain on sales of land and building improvements	(21,792)	(15,625)	(21,792)	(15,625)
Non-GAAP non-operating loss	$(14,926)	$(5,455)	$(26,539)	$(25,328)
Net income
GAAP net loss	$(25,157)	$(38,924)	$(21,917)	$(196,923)
Plus:
Amortization of purchased intangibles (a)	39,262	35,446	118,820	115,002
Amortization of acquired lease intangible	761	0	2,877	0
Stock-based expense (b)	144,317	139,460	434,656	412,963
Amortization of debt discount, net	6,148	8,638	18,317	28,838
Loss on conversion of debt	0	1,339	0	10,229
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	(36,617)	0
Gain on sales of land and building improvements	(21,792)	(15,625)	(21,792)	(15,625)
Income tax effects and adjustments	(3,016)	(36,729)	(117,223)	(105,678)
Non-GAAP net income	$140,523	$93,605	$377,121	$248,806

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Diluted earnings per share
GAAP diluted loss per share (d)	$(0.04)	$(0.06)	$(0.03)	$(0.32)
Plus:
Amortization of purchased intangibles	0.06	0.05	0.18	0.18
Amortization of acquired lease intangible	0.00	0.00	0.00	0.00
Stock-based expense	0.21	0.21	0.65	0.63
Amortization of debt discount, net	0.01	0.01	0.03	0.04
Loss on conversion of debt	0.00	0.00	0.00	0.02
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0.00	0.00	(0.05)	0.00
Gain on sales of land and building improvements	(0.03)	(0.02)	(0.03)	(0.02)
Income tax effects and adjustments	0.00	(0.05)	(0.19)	(0.15)
Non-GAAP diluted earnings per share	$0.21	$0.14	$0.56	$0.38
Shares used in computing diluted net income per share	677,730	658,538	672,336	652,276

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Cost of revenues	$20,296	$20,351	$60,825	$70,294
Marketing and sales	18,966	15,095	57,995	44,708
	$39,262	$35,446	$118,820	$115,002

b)	Stock-based expense was as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Cost of revenues	$17,516	$14,118	$49,237	$38,905
Research and development	31,534	26,868	96,508	87,264
Marketing and sales	69,561	72,892	211,819	210,510
General and administrative	25,706	25,582	77,092	76,284
	$144,317	$139,460	$434,656	$412,963

c)	Non-operating income (loss) consists of investment income, interest expense, other expense and gain on sales of land and building improvements.

d)	Reported GAAP loss per share was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.
COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
GAAP Basic Net Loss Per Share
Net loss	$(25,157)	$(38,924)	$(21,917)	$(196,923)
Basic net loss per share	$(0.04)	$(0.06)	$(0.03)	$(0.32)
Shares used in computing basic net loss per share	664,131	629,548	659,160	619,748
	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$140,523	$93,605	$377,121	$248,806
Basic Non-GAAP net income per share	$0.21	$0.15	$0.57	$0.40
Shares used in computing basic net income per share	664,131	629,548	659,160	619,748
	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
GAAP Diluted Net Loss Per Share
Net loss	$(25,157)	$(38,924)	$(21,917)	$(196,923)
Diluted net loss per share	$(0.04)	$(0.06)	$(0.03)	$(0.32)
Shares used in computing diluted net loss per share	664,131	629,548	659,160	619,748
	Three Months Ended October 31,		Nine Months Ended October 31,
	2015	2014	2015	2014
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$140,523	$93,605	$377,121	$248,806
Diluted Non-GAAP net income per share	$0.21	$0.14	$0.56	$0.38
Shares used in computing diluted net income per share	677,730	658,538	672,336	652,276

Non-GAAP Financial Measures: This press release includes information about non-GAAP earnings per share, non-GAAP tax rates, and non-GAAP free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items, such as certain one-time charges, on the company’s operating performance. While strategic decisions, such as those related to the issuance of equity awards (resulting in stock-based compensation), mergers and acquisitions, real estate activity or the issuance of debt securities, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, management believes that supplementing GAAP disclosure with non-GAAP disclosure that excludes items that are not directly related to performance in any particular period provides management and investors with a more complete view of the company’s operational performance. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP earnings per share excludes the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, amortization of acquired leases, the net amortization of debt discount on the company’s convertible senior notes, and gains/losses on conversions of the company’s convertible senior notes, gains/losses on sales of land and building improvements, and termination of office leases, as well as income tax adjustments. These items are excluded because the decisions which gave rise to these items were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods.

The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded items. The company reports a projected long-term tax rate to eliminate the effects of non-recurring and period-specific items, which can vary in size and frequency. This projected long-term non-GAAP tax rate could be subject to change in the future for a variety of reasons, such as, for example, significant changes in the company’s geographic earnings mix including acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

Specifically, management is excluding the following items from its non-GAAP earnings per share for Q3 and its non-GAAP estimates for Q4 and FY16:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles and Acquired Leases: The company views amortization of acquisition- and building-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rate was approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rate of the notes is 0.25%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance.

•
Non-Cash Gains/Losses on Conversion of Debt: Upon settlement of the company’s convertible senior notes, we attribute the fair value of the consideration transferred to the liability and equity components of the convertible senior notes. The difference between the fair value of consideration attributed to the liability component and the carrying value of the liability as of settlement date is recorded as a non-cash gain or loss on the statement of operations.

•	Gain on Sales of Land and Building Improvements: The company views the non-operating gains associated with the sales of the land and building improvements at Mission Bay to be a discrete item.

•	Lease Termination Resulting From Purchase of Office Building: The company views the non-cash, one-time gain associated with the termination of its lease at 50 Fremont to be a discrete item.

•
Income Tax Effects and Adjustments: During fiscal 2015, the company began to compute and utilize a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses, amortization of purchased intangibles, amortization of acquired leases, amortization of debt discount, gains/losses on the sales of land and building improvements, gains/losses on conversions of debt, and termination of office leases. The projected rate also assumes no new acquisitions in the three-year period, and takes into account other factors including the company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. This long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this long-term rate on an annual basis unless a significant event may materially affect it. As a result of the recent U.S. Tax Court’s opinion in Altera Corporation’s litigation with the Internal Revenue Service, the company revised its fiscal 2016 non-GAAP tax rate from 36.5 percent to 35.5 percent during the quarter ended October 31, 2015 to account for the related tax impact. The year-to-date tax impact was fully recognized in the company’s Q3 tax provision.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building in progress - leased facilities.